As Filed with the Securities and Exchange Commission on March 2, 2021

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEWMARKET CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	20-0812170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryce D. Jewett III

Vice President and General Counsel

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

Telephone: (804) 788-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katherine K. DeLuca McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, Virginia 23219 (804) 775-1000	Hannah T. Frank, Esq. McGuireWoods LLP Tower Two-Sixty 260 Forbes Avenue, Suite 1800 Pittsburgh, Pennsylvania 15222 (412) 667-7936

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Debt Securities	(1)

(1)

An indeterminate amount of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees.

PROSPECTUS

NEWMARKET CORPORATION

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

Debt Securities

From time to time, we may offer and sell debt securities in one or more series under this prospectus.

This prospectus contains a general description of the debt securities and the manner in which we may offer and sell such debt securities. Each time debt securities are offered under this prospectus, we will provide a prospectus supplement that contains more specific information about the terms of the offered debt securities and the offering, including whether such debt securities will be listed on any securities exchange or other market. You should read this prospectus and any prospectus supplement or other offering materials carefully before you invest in our debt securities.

We may offer and sell debt securities directly to purchasers, through agents or to or through dealers or underwriters from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in any sale of debt securities, we will name them and describe their compensation in the applicable prospectus supplement.

Investing in our debt securities involves certain risks. For a discussion of these risks, see “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 2, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an unspecified dollar amount. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement as necessary. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such prospectus supplement. You should carefully read this prospectus, any prospectus supplement and any other offering materials, together with the additional information described below under the heading “Where You Can Find More Information,” before deciding whether to invest in our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or other offering materials we provide. We have not authorized anyone to provide you with additional or different information. If anyone does provide you with additional or different information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement. You also should not assume that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any such prospectus supplement. Our business, financial condition, results of operations and/or prospects may have changed since the date of this prospectus, any prospectus supplement or any document incorporated by reference into this prospectus or any prospectus supplement.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise specified or the context indicates otherwise, when we use the terms “we,” “our,” “us,” the “Company” or “NewMarket” in this prospectus, we are referring to NewMarket Corporation, a Virginia corporation, and its consolidated subsidiaries.

THE COMPANY

NewMarket is a specialty chemical company that, through its subsidiary Afton Chemical Corporation, develops, manufactures and sells petroleum additives used in lubricating oils and fuels. From custom-formulated additive packages to market-general additives, we provide our customers with products and solutions that make engines run smoother, machines last longer, and fuels burn cleaner. We have operations in North America, Europe, Asia and South America and are dedicated to developing lubricant and fuel additive formulations that are tailored to our customers’ and end-users’ specific needs. Our portfolio of technologically-advanced, value-added products allows us to provide a full range of products, services, and solutions to our customers.

Our subsidiary Ethyl Corporation provides contracted manufacturing services to Afton Chemical Corporation and to third parties, and is a marketer of antiknock compounds in North America.

Our principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219, and our telephone number is (804) 788-5000.

For additional information about us, please refer to the reports we file with the SEC that are incorporated by reference into this prospectus as described under “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 001-32190. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website at http://www.newmarket.com, which also contains other information about us. The information available on our website (other than the documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information included in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information included in documents that we file later with the SEC will automatically update or supersede the information in this prospectus or in earlier filings with the SEC.

We incorporate by reference the documents listed below (other than any portions of the documents furnished and not deemed to be filed) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of the offering under this prospectus (other than any portions of such filings that are furnished rather than filed under applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 16, 2021;

•

The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 11, 2020, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019; and

•	Our Current Report on Form 8-K filed on February 25, 2021.

You may request a copy of any of the documents incorporated herein by reference into this prospectus at no cost by writing or telephoning us at:

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

Attn: Corporate Secretary

(804) 788-5000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or other offering materials may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples include statements as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. You can often identify forward-looking statements by words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “expects,” “should,” “could,” “may,” “will,” or other words of similar meaning.

Forward-looking statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such statements. Factors that could cause actual results or outcomes to differ from those in forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those in forward-looking statements are, or will be, discussed under the headings “Risk Factors” or “Forward-Looking Statements,” or elsewhere, in the reports we file with the SEC, which are incorporated herein by reference, or in any prospectus supplement or other offering materials we provide.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation, except as may be required by law, to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which it is made.

For the reasons noted above, you are cautioned not to place undue reliance on any forward-looking statements.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified, or will identify, a number of these factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in other information or reports included or incorporated by reference in this prospectus and any prospectus supplement. Before making a decision to invest in our securities, you should carefully consider these risks, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information” above.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include repaying and refinancing debt, funding acquisitions, capital expenditures or other investments, satisfying working capital needs or repurchasing shares of our common stock. We will describe our intended use of the net proceeds from any particular offering in the related prospectus supplement. The net proceeds from any offering may be invested temporarily until they are used for their intended purpose.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will be our direct, unsecured senior obligations and will rank equally with all of our other senior indebtedness, except to the extent provided for in the applicable prospectus supplement. Because we are a holding company that conducts operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us, which may be subject to statutory, contractual or other restrictions. Unless otherwise provided for in the applicable prospectus supplement, holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries.

The debt securities will be issued under an indenture to be entered into by us on a future date, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Certain provisions of the indenture, which may be amended or supplemented from time to time, are described below. To the extent the description of debt securities in any prospectus supplement is inconsistent with the description contained in this prospectus, the description in the prospectus supplement will supersede the description in this prospectus. Capitalized terms used in the summary below have the meanings specified in the indenture.

The indenture does not limit the amount of debt securities we may issue or the amount of other indebtedness we may incur. We may issue debt securities from time to time under the indenture in one or more series as approved by our board of directors, a duly authorized committee of our board of directors or certain authorized officers.

Provisions of a Particular Series

The debt securities of a series do not need to be issued at the same time. Unless otherwise provided in the terms of a series of debt securities, such series may be reopened, without notice to or consent of any holder of outstanding debt securities of such series, for issuances of additional debt securities of that series. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture; provided, however, that if any such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, such additional debt securities will be issued with a different CUSIP number (or other applicable identifying number).

The prospectus supplement or other offering materials relating to a particular series of debt securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the form, title and aggregate principal amount of such debt securities;

•	the issuance date and the percentage of principal amount at which such debt securities will be issued;

•	the interest rate or rates or the method for determining the interest rate or rates for such debt securities;

•	the dates on which interest will accrue and be payable or the method for determining dates on which interest will accrue and will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the right, if any, of us to defer payments of interest

•	the places where payments on the debt securities will be payable;

•	the date or dates on which principal and any premium is payable or the method for determining such date or dates;

•	any index or formula used for determining principal, interest or premium, if any;

•	whether the debt securities are convertible or exchangeable and on what terms;

•	optional redemption or early repayment provisions;

•	authorized denominations;

•	if such debt securities are issued at an original issue discount and, if so, the yield to maturity;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the identity of the depositary for global securities;

•	any changes in the covenants or events of default specified in the indenture with respect to such debt securities or any additional covenants or events of defaults applicable to such debt securities;

•	the guarantors of each series, if any, and the extent of the guarantees, if any;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•

the time period within which, the manner in which and the terms and conditions upon which we or the holder of the debt securities can select the payment currency if such currency is at the election of us or the holders;

•	the securities exchange or exchanges on which the securities will be listed, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	whether the debt securities will be secured by any collateral and, if so, the applicable terms and conditions of such security;

•	if such series will be subject to covenant defeasance and legal defeasance under the terms of the indenture or otherwise; and

•	additional terms not inconsistent with the provisions of the indenture.

The prospectus supplement will also disclose material U.S. federal income tax considerations and any other special considerations with respect to the relevant series of debt securities.

Redemption

Debt securities will be subject to redemption only on the terms set forth in the applicable prospectus supplement. In the case of any redemption at our election, we will deliver written notice of such redemption not less than 10 nor more than 60 days prior to the redemption date unless otherwise provided in the applicable prospectus supplement. If less than all debt securities of a series are to be redeemed, the particular debt securities of that series to be redeemed will be selected in the manner provided for in the indenture. Debt securities called for redemption will become due and payable on the date fixed for redemption and shall cease to accrue interest as of that date unless we default in the payment of the applicable redemption price and accrued interest, if any.

Certain Covenants

The indenture includes certain customary covenants requiring us, among other things, to:

•	pay the principal, interest and premium, if any, on the debt securities when due;

•	maintain a place of payment;

•	deliver an officers’ certificate to the trustee following the end of each fiscal year stating whether we are in default of any of the terms, provisions or conditions of the indenture;

•	preserve and keep in full force and effect our corporate existence, except as otherwise provided in the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any.

Any additional covenants, including any restrictive covenants, applicable to a given series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of our assets, unless:

•

either (1) we are the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than us (the “successor company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of our obligations under the Indenture and any outstanding debt securities;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the successor company or any subsidiary of the Company as a result of such transaction as having been incurred by the successor company or such subsidiary at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, exists and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease complies with the indenture.

Upon any consolidation, merger, transfer or lease that complies with the above, the successor company will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor company had been named in our place in the indenture. The predecessor Person will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Events of Default

With respect to the debt securities of any series, the following will constitute “Events of Default” under the indenture, subject to any additional limitations and qualifications included in the indenture:

•	default in the payment of any installment interest on debt securities of such series as and when the same becomes due and payable and continuance of such default for a period of 30 days;

•

default in the payment of the principal or premium, if any, with respect to any debt securities of such series when the same becomes due and payable, whether at maturity, upon redemption, by declaration or otherwise;

•	default in the deposit of any sinking fund payment when and as due under the terms of the debt securities of such series;

•	failure by us to comply with the provisions of the indenture relating to consolidation, merger and sale of assets described above;

•

failure by us to observe or perform any other covenant or agreement of ours in the indenture or with respect to the debt securities of such series and continuance of such default or breach for a period of 90 days after written notice to us of such default or breach from the trustee (or to us and the trustee from the holders of at least 25% of the aggregate principal amount of the debt securities of such series then outstanding);

•	certain events of bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default specified in the terms of such series.

If there is a continuing Event of Default with respect to the debt securities of any series (other than an Event of Default regarding certain events of bankruptcy, insolvency or reorganization relating to us), either the trustee or the holders of at least 25% of the outstanding aggregate principal amount of the debt securities of such series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization relating to us, unless the principal and accrued and unpaid interest on such debt securities shall have become due and payable, the principal of and accrued and unpaid interest, if any, on such debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of such outstanding debt securities. At any time after the trustee or the holders, as the case may be, declare an acceleration with respect to the debt securities of any series, but before the a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may, under certain conditions, cancel such acceleration if we have cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the debt securities of such series or all such Events of Default have been waived as provided in the indenture.

The indenture provides that, subject to the duties of the trustee to act with the required standard of care, if there is a continuing Event of Default, the trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee. Subject to such provisions for security or indemnification of the trustee and certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power the trustee holds with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of that series;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•

such holder or holders have offered, and if requested, provided to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request has been given during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture or the nature and status of any such defaults. The indenture provides that the trustee need not provide holders of debt securities notice of any default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of debt securities not to provide such notice.

Modification and Waiver

We and the trustee may amend the indenture with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, no such amendment may, without the consent of the holders of all then outstanding debt securities of the affected series:

•	change the due date of the principal of, or any installment of principal of or interest on, the debt securities of that series;

•	reduce the principal amount of, interest rate on, premium payable upon redemption of, or amount of principal due and payable upon any declaration of acceleration of the debt securities of that series;

•	change the place or currency of payment of principal of, or any premium or interest on, the debt securities of that series;

•

impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of that series after the due date or redemption date of such debt securities, or alter the method of computation of interest;

•

reduce the percentage in aggregate principal amount of the debt securities of that series then outstanding, the consent of whose holders is required for amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and the related consequences; or

•

if the debt securities of any series are convertible, make any change that adversely affects in any material respect the right to convert such debt securities or decrease the conversion rate or increase the conversion price of such debt securities, unless such decrease or increase is permitted by the terms of such debt securities.

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive, insofar as that series is concerned, future compliance by us with certain restrictive covenants of the indenture. Prior to any acceleration of maturity of the debt securities of a series, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default or Event of Default under the indenture with respect to that series, except a failure by us to pay the principal of, or any premium or interest on, any debt securities of that series or a default with respect to a provision that cannot be modified or amended without the consent of the holders of all outstanding debt securities of the affected series.

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to the debt securities of any series when:

•

either (a) all outstanding debt securities of such series (except (i) mutilated, destroyed, lost or stolen debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us and (ii) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation or (b) all such debt securities not so delivered to the trustee cancelled or for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and we have irrevocably deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date; and

•	we have paid all other sums due under the indenture and delivered an officer’s certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Notwithstanding the above, certain provisions of the indenture will survive, including with respect to certain rights, obligations and immunities of the trustee.

Defeasance

The debt securities or any series of debt securities may be defeased at any time in accordance with the terms set forth in the indenture. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to such debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under certain covenants that may be applicable to such debt securities (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, the debt securities may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, the debt securities may not be accelerated by reference to any restrictive covenants which apply to the debt securities.

To exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations or a combination thereof in an amount sufficient to pay and discharge the principal of and any premium and interest or other amounts due on the debt securities on the stated maturities or redemption dates therefor;

•

deliver a certificate from a nationally recognized firm of independent public accountants or investment bankers expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all the debt securities to maturity or redemption, as the case may be; and

•

comply with certain other conditions, including that (i) there be no Event of Default at the time of deposit or Event of Default due to bankruptcy on or prior to the 90th day after the deposit date and (ii) that we deliver to the trustee an opinion of tax counsel to the effect that beneficial owners of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance had not occurred; provided that, in the case of any legal defeasance, such opinion must be based on the publication of an Internal Revenue Service ruling or a change in the applicable U.S. federal income tax law to the effect of the foregoing).

If we exercise our option to effect a covenant defeasance as described above and the debt securities are thereafter declared due and payable because of an Event of Default (other than an Event of Default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the trustee would be sufficient to pay amounts due on the debt securities on their respective due dates but may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such Event of Default. However, we would remain liable for such payments.

Global Securities

We may issue some or all of the debt securities sold pursuant to this prospectus in global form represented by one or more global securities, each of which will represent beneficial interests in the applicable debt securities. We will deposit global securities with, or on behalf of, a depositary, and register them in the name of a nominee of the depositary. Each such global security will constitute a single debt security for purposes of the indenture.

So long as the depositary, or its nominee, is the registered owner of a global security, the depository or its nominee, as the case may be, will be considered the owner of that global security. We will make payments of principal of, any premium, and interest on the global security to the depository or its nominee, as the case may be, as the registered owner of that global security. To exercise any of the rights of the registered owners of debt securities, each person holding a beneficial interest in a global security must, except as discussed below, rely on the procedures of the depository.

Except as otherwise set forth in the applicable prospectus supplement, owners of a beneficial interest in a global security will not be entitled to have any individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the owners of debt securities, unless:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary is appointed by us within 90 days of our receipt of such notice;

•

an Event of Default has occurred and is continuing with respect to such global security and the security registrar has received a request from the depositary to issue certificates securities in lieu of the global security; or

•	we determine, in our sole discretion, that debt securities of a series issued in global form will no longer be represented by a global security.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

The Trustee

Wells Fargo Bank, National Association is expected to be the trustee under the indenture. Wells Fargo Bank, National Association and its affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with us and/or our affiliates in the ordinary course of their respective businesses.

Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default shall have occurred and continues that is known to the trustee, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any holder pursuant to the indenture, unless such holder has offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered under this prospectus in any one or more of the following ways:

•	directly to purchasers;

•	through agents; or

•	to or through underwriters or dealers.

We may distribute the debt securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase debt securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

In order to facilitate the offering of the debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on such debt securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any such other securities, the underwriters may bid for, and purchase, the debt securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The legality of the debt securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the debt securities offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$	**
Fees and Expenses of Trustee		*
Printing Expenses		*
Counsel Fees		*
Rating Agency Fees		*
Accountant Fees		*
Listing Fees		*
Blue Sky Fees		*
Miscellaneous		*

Total	$	*

*

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

**

Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “Act”) provides that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against expenses incurred in connection with the proceeding.

The Act also permits a Virginia corporation to indemnify any director or officer who is party to a proceeding because he or she is or was a director against any liability incurred if the director or officer (i) conducted himself or herself in good faith, (ii) believed, in the case of conduct in his or her official capacity, that such conduct was in the corporation’s best interests and, in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, under the Act, a Virginia corporation may not indemnify any director or officer (i) in connection with any proceeding in which he or she is adjudged liable on the basis that personal benefit was improperly received by him or her, or (ii) in a proceeding by or in the right of the corporation, except for expenses incurred if it is determined that he or she has met the relevant standard of conduct.

The Act further permits a Virginia corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against his or her willful misconduct or a knowing violation of the criminal law.

The registrant’s articles of incorporation provide for mandatory indemnification to the fullest extent permitted by the Act of any director or officer who is or was a party to any proceeding by reason of the fact that he or she is or was a director or officer of the registrant, or who is serving at the request of the registrant in a similar capacity with another enterprise or entity.

In addition, the registrant maintains directors’ and officers’ liability insurance that may provide indemnification to our officers and directors in certain circumstances.

Under the Act, in any proceeding brought by or in the right of a corporation or by or on behalf of the corporation’s shareholders, the damages assessed against a director or officer arising out of a single transaction, occurrence or course of conduct cannot exceed the lesser of (i) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by shareholders, the bylaws; or (ii) the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of a director or officer is not limited, however, if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any claim of unlawful insider trading or market manipulation.

The registrant’s articles of incorporation provide for the limitation or elimination of liability of directors and officers to the fullest extent permitted under the Act.

Item 16. Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture by and between NewMarket Corporation and Wells Fargo Bank, National Association, as trustee (filed herewith).

4.2	Form of Supplemental Indenture.*

4.3	Form of Debt Security*

5.1	Opinion of McGuireWoods LLP with respect to the debt securities (filed herewith).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24	Powers of Attorney (included herein).

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee for the form of indenture relating to the debt securities (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 2, 2021.

NEWMARKET CORPORATION

By:	/s/ Thomas E. Gottwald Thomas E. Gottwald Chairman of the Board, President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates stated below. The officers and directors whose signatures appear below hereby constitute Brian D. Paliotti and Bryce D. Jewett III, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title	Date
/s/Thomas E. Gottwald	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	March 2, 2021
Thomas E. Gottwald

/s/ Brian D. Paliotti	Chief Financial Officer and Vice President (Principal Financial Officer)	March 2, 2021
Brian D. Paliotti

/s/William J. Skrobacz	Controller (Principal Accounting Officer)	March 2, 2021
William J. Skrobacz

/s/ Phyllis L. Cothran	Director	March 2, 2021
Phyllis L. Cothran

/s/ Mark M. Gambill	Director	March 2, 2021
Mark M. Gambill

/s/ Bruce C. Gottwald	Director	March 2, 2021
Bruce C. Gottwald

/s/ Patrick D. Hanley	Director	March 2, 2021
Patrick D. Hanley

/s/ H. Hiter Harris III	Director	March 2, 2021
H. Hiter Harris III

/s/ James E. Rogers	Director	March 2, 2021
James E. Rogers